UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2017

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8540 Gander Creek Drive

Miamisburg, Ohio 45342

(Address of principal executive offices, including ZIP code)

(877) 855-7243

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On October 6, 2017, Robert M. Amen, Chairman of the Board of Directors (the “Board”) of Verso Corporation (the “Company”), informed the Board of his decision to resign as Chairman of the Board, effective October 6, 2017, and not stand for re-election at the Company’s 2018 annual meeting of stockholders (the “2018 Meeting”). Mr. Amen has served as Chairman of the Board since 2016 and stated that the decision not to stand for re-election was not due to any disagreement with the Company’s operations, policies or practices. Mr. Amen intends to serve as a director of the Company for the remainder of his existing term until the 2018 Meeting.

The Board has appointed Alan J. Carr and Eugene I. Davis as interim Co-Chairmen of the Board, effective October 6, 2017.

Item 8.01 Other Events.

The Company issued a press release on October 9, 2017, related to the matters discussed in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
99.1	Press Release of Verso Corporation dated October 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSO CORPORATION

Date: October 10, 2017	By:	/s/ Allen J. Campbell
Allen J. Campbell
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
99.1	Press Release of Verso Corporation dated October 9, 2017.